MARSH & McLENNAN COMPANIES
                       STOCK PURCHASE PLAN
                   FOR INTERNATIONAL EMPLOYEES


          1. Purpose. The purpose of the Plan is to provide eligible employees in locations designated by the Plan
Administrator a convenient opportunity to purchase Stock through annual offerings financed by regular employee contributions.

          2. Definitions. The following terms, when used in the Plan, shall have the following meanings:

          (a) "Base Compensation" -- Base Compensation shall be an employee's base salary received during an offering period and shall exclude any bonus, incentive or other similar extraordinary remuneration received by such employee.

          (b)  "Board"  -- The Board of Directors of MMC.

          (c) "Code" -- The Internal Revenue Code of 1986, as amended.

          (d)  "Company"  -- MMC and its Subsidiaries.

          (e)  "Exchange Act" -- The Securities Exchange Act of
1934, as amended.

          (f) "Fair Market Value" -- Fair Market Value of a share of Stock on a given date shall be the average of the high and low prices (in U.S. dollars) of the Stock on the New York Stock Exchange, Inc. composite tape on such date, or if no sales of the Stock were made on said Exchange on that date, the average of the high and low prices of the Stock on the next preceding day on which sales were made on said Exchange.

          (g)  "MMC" -- Marsh & McLennan Companies, Inc., a
Delaware corporation.

          (h)  "Plan" -- this Marsh & McLennan Companies Stock
Purchase Plan For International Employees.

          (i) "Plan Administrator" -- the Senior Vice President - Human Resources and Administration of MMC or such other person designated, from time to time, by the Board.

          (j) "Stock" -- Common stock, par value $1.00 per share, of MMC.

          (k) "Subsidiary" -- a corporation is a Subsidiary of MMC if it meets the test of Section 424(f) of the Code and the regulations promulgated thereunder.

          3. Administration. The Plan shall be administered by the Plan Administrator, who shall not be eligible to participate in the Plan, and whose actions and determinations on matters related to the Plan shall be conclusive. Subject to the express provisions of the Plan, the powers of the Plan Administrator include having the authority, in his discretion, to:

          (a) define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the Plan, including, but not limited to, developing the methodology for converting the purchase price of the shares of Stock into the local currency of the employee; and

          (b) make all other determinations necessary or advisable for administering the Plan, including, but not limited to, interpreting the Plan, correcting defects, reconciling inconsistencies and resolving ambiguities.

          4. Stock Subject to the Plan. (a) The aggregate number of shares of Stock which may be sold under the Plan shall not exceed 500,000.

          (b) If the number of shares of Stock that participating employees become entitled to purchase is greater than the shares of Stock offered in a particular offering period or remaining available, the available shares of Stock shall be allocated by the Plan Administrator among such participating employees in such manner as he deems fair and equitable.

          (c) In the event of any change in the Stock, through recapitalization, merger, consolidation, stock dividend or split, combination or exchanges of shares or otherwise, the Plan Administrator may make such equitable adjustments in the Plan and the then outstanding offerings as he deems necessary and appropriate, including but not limited to changing the number of shares of Stock reserved under the Plan, and the price of the current offering.

          (d) Shares of Stock which are to be delivered under the Plan may be obtained by MMC from its treasury, by purchases on the open market or from private sources, or by issuing authorized but unissued shares of its Stock. Shares of authorized but unissued Stock may not be delivered under the Plan if the purchase price thereof is less than the par value of the Stock. Subject to the provisions of Section 8(b) below, fractional shares of Stock may be issued and sold under the Plan.

          5. Eligibility. All employees designated by the Plan Administrator of such Subsidiaries as shall be designated by MMC shall be eligible to participate in the Plan, in accordance with such rules as may be prescribed from time to time; provided, however, that no employee who is subject to Section 16 of the Exchange Act shall be permitted to participate in the Plan.

          6. Offerings, Participation. MMC may make one or more offerings of 12 months' duration each, to eligible employees to purchase Stock under the Plan, and an eligible employee may participate in such offering at such time(s) as determined by the Plan Administrator by authorizing regular employee contributions for such purpose in terms of whole number percentages up to a maximum of twelve percent (12%) of his or her Base Compensation. The Plan Administrator may at any time suspend an offering if required by law or the best interests of the Company. MMC's obligation to sell and deliver Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such Stock.

          7. Contributions. (a) The Company will maintain accounts for participating employees and shall credit such accounts with interest at such rate as the Plan Administrator may from time to time determine. All funds received or held by the Company under the Plan need not be segregated from other corporate funds and may be used for any corporate purpose.

          (b) Subject to rules, procedures and forms adopted by or at the direction of the Plan Administrator, an employee may at any time increase, decrease or suspend his or her contribution or may withdraw the balance of his or her account and thereby withdraw from participation in an offering.

          (c) Any balance remaining in any employee's account at the end of an offering period will be repaid to such employee.

          (d) In the event of a participating employee's retirement, death or termination of employment, his or her participation in any offering under the Plan shall cease, no further amounts shall be contributed pursuant to the Plan, and the balance in the employee's account shall be paid to the employee, or, in the event of the employee's death, as provided under the terms and procedures of the Company-sponsored death benefit plan in effect at the place of employee's employment.

          8. Purchase, Limitations. (a) Within the limitations of Section 8(d) below, each employee participating in any offering under the Plan shall be granted an option, upon the effective date of such offering, for as many shares of Stock as the amount of the employee's cumulative contributions, plus interest, at the end of the offering can purchase.

          (b) As of the last day of the offering period, the cumulative contributions, plus interest, of each participating employee shall be totaled. Subject to the provisions of Section 7(b) above, if such amount is sufficient to purchase one or more shares of Stock as of that date, the employee shall be deemed to have exercised an option to purchase the largest number of shares of Stock at the price determined under Section 8(c) below; such employee's account shall be charged, on that date, for the amount of the purchase, and for all purposes under the Plan the employee shall be deemed to have acquired the shares of Stock on that date. The registrar for MMC shall make an entry on its books and records evidencing that such shares (including any partial share) have been duly issued as of that date; provided, however, that an employee may in the alternative elect in writing prior thereto to receive a stock certificate representing the amount of such full shares acquired (the value of any partial share to be returned to such employee by check).

          (c) On or before the effective date of each offering, the Plan Administrator shall determine the purchase price in U.S. dollars of the shares of Stock which are to be sold under the offering or the formula for determining such price; provided, however, that the price shall not be less than the lesser of (i) an amount equal to 85 percent of the Fair Market Value of the Stock at the time such option is granted, or (ii) an amount equal to 85 percent of the Fair Market Value of the Stock at the time such option is exercised.

          (d) No employee may be granted an option under the Plan which permits him or her to purchase Stock under the Plan, and any other stock purchase plan of MMC and its Subsidiaries, with a Fair Market Value (determined at the effective date of the offering) which exceeds $25,000 (or such amount as may be permitted from time to time under Section 423(b)(8) of the Code) for each calendar year in which the option is outstanding at any time. In addition, the maximum number of shares which a participating employee may purchase pursuant to any one offering period shall be the number of shares determined by (i) multiplying the amount of the participating employee's Base Compensation as of the pay period immediately preceding the date he or she is first granted an option pursuant to such offering period by the number of pay periods from such date to the end of the offering period, and (ii) dividing that product by the Fair Market Value of a share of Stock on such date.

          (e) None of the rights or privileges of a stockholder of MMC, including without limitation rights to vote and receive dividends, shall exist with respect to shares of Stock purchased under the Plan until the date on which the shares of Stock are deemed to be acquired pursuant to Section 8(b) above.

          (f) (i) Notwithstanding anything in the Plan to the contrary, in the event of a change in control of MMC, if the Plan Administrator determines that the operation or administration of the Plan could prevent participating employees from obtaining the benefit of the timely exercise of their options under the Plan, the Plan may be terminated in any manner deemed by the Plan Administrator to provide equitable treatment to participating employees. Equitable treatment may include, but is not limited to, the payment to each participating employee of the amount of contributions and interest standing to such participating employee's account as of the date of the change in control, plus an additional amount determined by (A) calculating the number of full shares of stock that could have been purchased for the participating employee immediately prior to the change in control with such amount at the purchase price (determined under Section 8(c)) at the time the option is granted (the "Purchase Price") and
(B) multiplying that number of Shares by the difference between the Purchase Price per Share and the highest price paid per share of Stock in connection with the change in control of MMC.

               (ii)  For purposes of the Plan, a "change in
control" of MMC shall have occurred if:

               (A) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than MMC, any trustee or other fiduciary holding securities under an employee benefit plan of MMC or any corporation owned, directly or indirectly, by the stockholders of MMC in substantially the same proportions as their ownership of stock of MMC), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of MMC representing 50% or more of the combined voting power of MMC's then outstanding securities;

               (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with MMC to effect a transaction described in clause (A), (C) or (D) of this Section) whose election by the Board or nomination for election by MMC's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

               (C) the stockholders of MMC approve a merger or consolidation of MMC with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of MMC outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of MMC or such surviving entity or any parent of MMC or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of MMC (or similar transaction) in which no "person" (as hereinabove defined) acquired more than 50% of the combined voting power of MMC's then outstanding securities; or

               (D) the stockholders of MMC approve a plan of complete liquidation of MMC or an agreement for the sale or disposition by MMC of all or substantially all of MMC's assets (or any transaction having a similar effect).

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          9.  No Transfer.  (a) No option, right or benefit under
the Plan may be transferred by a participating employee other than by will or the laws of descent and distribution, and all options, rights and benefits under the Plan may be exercised during the participating employee's lifetime only by such employee.

          (b) Book entry accounts, or certificates for Stock purchased under the Plan may be maintained, or registered, as the case may be, only in the name of the participating employee, or, if such employee so indicates on an appropriate form provided by MMC, in his or her name jointly with a member of his or her family, with right of survivorship. An employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may have such account maintained, or such certificates registered, in the employee's name as tenant in common with a member of the employee's family, without right of survivorship.

          10. Effective Date of the Plan. The Plan shall become effective upon itsapproval by the Board.

          11. Amendment and Termination. Subject to the provisions of Section 4(b) above, the Plan shall terminate coincident with the completion of any offering under which the limitation on the total number of shares in Section 4(a) above has been reached. The Board may at any time terminate the Plan, or make such amendment of the Plan as it may deem advisable.

          12. Governing Law. The Plan shall be interpreted, construed and administered in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.